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                                                                     EXHIBIT 5.1


                   [Letterhead of Simpson Thacher & Bartlett]




                                               April 25, 1997



Bowne & Co., Inc.
345 Hudson Street
New York, New York  10014

Ladies and Gentlemen:

         We have acted as your counsel in connection with the Registration Statement on Form S-3 (the "Registration Statement") of Bowne & Co., Inc., a New York corporation (the "Company"), which the Company intends to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to, among other things, 30,000 shares of the Company's common stock, par value of $.01 per share (the "Shares"), issued or to be issued pursuant to a Stock Purchase Agreement dated as of March 7, 1997 among the Company, Peter Jay Stafford and Rosamaria Caballero Stafford.

         We have examined a copy of the Registration Statement (including the exhibits thereto) and originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents or other instruments of the Company and have made such other and further investigations as we deemed necessary to enable us to express the opinions hereinafter set forth.

         In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic copies, and the authenticity of the originals of such letter documents.

         Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Shares have been duly authorized by the Company and are validly issued, fully paid and nonassessable.

         We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York and the federal law of the United States of America.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                    Very truly yours,

                                    SIMPSON THACHER & BARTLETT